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                                                                      EXHIBIT 99



                                   MEMORANDUM

DATE:             March 17, 2004

TO:               Members of the Board of Directors and Executive Officers

FROM:             Fred Vakili, Chief Administrative Officer

                  Joey Patterson, Vice President, Human Resources

RE:               infoUSA, Inc. 401(k) Plan Blackout Notice


As a director or executive officer of infoUSA, Inc. ("infoUSA") you are subject to Section 306(a) of the Sarbanes-Oxley Act of 2002, which prohibits certain securities transactions during pension plan blackout periods. Up until this year, blackout restrictions did not impact the infoUSA shares within the infoUSA, Inc. 401(k) plan (the "Plan"). Sarbanes-Oxley requires that shares within the Plan be subject to the blackout restrictions. This memorandum is to notify you of an impending blackout period in connection with a planned change in the record keeper for the infoUSA, Inc. 401(k) Plan. The equity security subject to the blackout period is infoUSA common stock, as held in the Plan.

DURING THE BLACKOUT PERIOD, YOU ARE PROHIBITED FROM PURCHASING, SELLING, OR OTHERWISE ACQUIRING OR TRANSFERRING INFOUSA COMMON STOCK OR ITS DERIVATIVES. THIS PROHIBITION APPLIES TO ANY DIRECT OR INDIRECT PECUNIARY INTEREST YOU MAY HAVE IN SUCH SECURITIES, SUCH AS INFOUSA COMMON STOCK HELD BY IMMEDIATE FAMILY MEMBERS LIVING WITH YOU, IN TRUST, OR BY CONTROLLED PARTNERSHIPS OR CORPORATIONS. THIS PROHIBITION ALSO APPLIES WITHOUT REGARD TO WHETHER YOU PARTICIPATE IN THE PLAN OR YOUR TRANSACTIONS ARE INSIDE THE PLAN.

Upon termination of the blackout period, you will be permitted to resume transactions in such securities.

Please note the following information regarding the upcoming blackout period:

o During the blackout period, participants in the Plan will be temporarily unable to request a loan or a withdrawal, change their investment elections for new deposits and/or change current investment holdings, or change their current salary deferral percentage.

o The blackout period is expected to commence at 4:00 PM ON MARCH 24, 2004 and is expected to end APRIL 30, 2004.

If you have any questions regarding this notice, please contact FIRST NATIONAL BANK OF OMAHA at 1-800-228-4411 ext. 2434, or in writing at 1620 Dodge Street, Omaha, Nebraska 68197.